Exhibit 10.15

NAVITRAK INTERNATIONAL CORPORATION

Offshore Offering

Subscription Agreement

THIS SUBSCRIPTION AGREEMENT, dated as of ___________, 2004 by and between, Navitrak International Corporation, a Nevada corporation (the “Company”), and the undersigned subscriber (the “Purchaser”).

WITNESSETH

WHEREAS, the Company is offering to sell, upon the terms and subject to the conditions hereinafter set forth, up to 2,000,000 shares of its common stock, $0.001 par value (“Common Stock”), and;

WHEREAS, the Purchaser desires to purchase, upon such terms and subject to such conditions, the number of Shares set forth on the signature page hereof,

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES

1.1	Issuance And Sale of Shares

Upon the terms and subject to the conditions of this Agreement, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, at a purchase price of U.S. $1.00 per Share, the number of Shares set forth opposite the name of the Purchaser on the signature page of this Agreement, and the Purchaser shall pay, by wire transfer of funds as set forth in Section 1.2 below, the aggregate purchase price (the “Purchase Price”) for such Shares as set forth opposite the Purchaser’s name on such signature page. The Purchaser shall specify on the signature page hereof the address for any notices given hereunder. The offer and sale of the Shares are being effected in accordance with and in reliance on the provisions of Regulation S (“Regulation S”) promulgated under the Securities Act of 1933, as amended (the “Act”).

1.2	Closing

Promptly upon the execution and delivery of this Agreement by the Company and the Purchaser:

(a)          The Purchaser shall deliver to the Company (i) an executed copy of this Agreement (or a photocopy or other facsimile thereof) and (ii) payment of the Purchase Price by wire or other transfer of immediately available funds to the account specified by the Company; and

D/LVK/781949

(b)          The Company shall deliver to the Purchaser or to such person as directed by the Purchaser, certificates for the Shares being purchased, in denominations requested by the Purchaser and registered in the name of the Purchaser.

The date upon which all such funds and documents are actually received by the Company is hereinafter referred to as the “Closing Date”.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

2.1	General Representations.

The Company represents and warrants to the Purchaser as follows:

(a)          The Shares will be, when issued, delivered and paid for in accordance with this Agreement, duly and validly issued, fully paid and non-assessable; all presently outstanding shares of Common Stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable; the holders of the Shares are not and will not be subject to personal liability by reason of being such holders; the Shares are not being issued in violation of the preemptive rights of any of the Company's security holders, and there are no outstanding options. warrants or rights or other agreements outstanding or in existence entitling any person to purchase or otherwise acquire, or any outstanding securities convertible or exchangeable into, any capital stock or other securities of the Company not disclosed to the Purchaser; all corporate action required to be taken by the Company prior to the issuance and sale of the Shares to qualified subscribers has been or, prior to the sale thereof, will have been taken.

(b)          The capitalization of the Company, including the Shares, the Company’s Common Stock and any warrants, options or other rights to subscribe to or purchase Common Stock, is as represented to Purchaser.

(c)          The Company is duly incorporated, validly existing and in good standing as a corporation under the laws of its state of incorporation.

(d)          The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which its activities or its ownership or leasing of property requires such qualification and where its failure to do so would have a material adverse effect on the Company.

(e)          This Agreement has been duly and validly authorized and executed and delivered by and on behalf of the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally.

(f)           The Company is not in violation of (i) any term or provision of its charter or by-laws or (ii) any material term or provision of any indenture, mortgage, deed of trust, note agreement, or other material agreement or instrument to which the Company is a party or by which it is or may be bound or to which my of its material assets, property or business is or may be subject, or (iii) any material term of any significant indebtedness, or (iv) of any statute or (v) any material judgment, decree, order, rule or regulation applicable to the Company of any court, regulatory body or administrative agency or other federal, state or other government body, domestic or foreign, having jurisdiction over it or its material assets, property or business, which violation or violations, either in any case or in the aggregate, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company; and the execution and delivery by the Company of this Agreement the consummation by the Company of the transaction herein contemplated, and the compliance by the Company with the terms of this Agreement will not result in any such violation or violations. All material licenses, approvals or permits from the federal or any state, local or foreign government or agency thereof having jurisdiction over the Company reasonably required for the conduct of the business or operations of the Company have been obtained and are outstanding; and there are no proceedings pending or to the Company’s knowledge threatened, seeking to cancel, terminate or limit such licenses, approvals or permits.

(g)          There are no actions, investigations, statutes, or, to the Company’s knowledge after inquiry, rules or regulations or other proceedings of any nature in effect or pending or to the Company’s knowledge threatened, as the case may be, which, either in any case or in the aggregate, if decided adversely, might result in any material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company or which question the validity of the capital stock of the Company, this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement,

(h)          The Company’s audited and unaudited financial statements and notes thereto provided to the Purchaser present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows for the respective periods covered thereby and are all, except for the lack of footnotes in the unaudited financial statements, in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved. Since the dates of the audited and unaudited financial statements, there has been no material adverse change, financial or otherwise, in the assets, properties, condition, business, earnings or prospects of the Company,

(i)           The Company has filed each federal, state, local and foreign tax return which is required to be filed, or has requested an extension therefor and has paid or otherwise provided for all taxes shown on such return and all related assessments to the extent that the same have become due.

(j)           All information from the Company which is included in this Agreement is accurate and complete and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(k)          The representations and warranties made in this Agreement shall be deemed repeated, and shall be true, at the time of any closing provided for in this Agreement.

(l)           There has been, and will have been, no material adverse change in the financial or other condition of the Company, or in its operations, properties, assets, liabilities (actual or contingent) or prospects, from the filing of the Company’s last report filed with the SEC under the Exchange Act until the Closing Date.

2.2	Exempt Offering

Based upon the Company’s and the Purchaser’s representations set forth in Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf has taken any action that would cause the loss of such exemption, The offer and sale of the Shares is not a transaction (or any element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Act.

2.3	No “Directed Selling Efforts”

In connection with the offer and sale of the Shares, no affiliate or any person acting on behalf of the Company or of any affiliate of the Company or of any distributor of the Shares has engaged in any “direct selling efforts” (as such term is defined under Regulation S) nor conducted any general solicitation relating to the offer to persons residing within the United States or to “U.S. Persons” (as that term is defined under Regulation S).

3.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Company as follows:

3.1	Nature and Residence of Purchaser

If an individual, the Purchaser is a citizen of _______________and resides in__________________. If a corporation or comparable business entity, the Purchaser is organized under the laws of the and is domiciled in .

3.2	Authorization

The Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser, and assuming execution and delivery by the Company, constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

3.3	Foreign Purchaser

The Purchaser is not a “U.S. Person” (as defined in Rule 902(o) of Regulation S). The Purchaser is not acquiring the Shares for the account or benefit of any U.S. person.

3.4	Experienced and Knowledgeable Investor

The Purchaser has experience in investing in securities of companies in an initial or early stage of development and is able to fend for himself, herself or itself, cm bear the economic risk of the investment, and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Shares and determining its suitability.

3.5	Offshore Transaction

This Agreement has been executed by the Purchaser outside the “United States” (as defined in Rule 902(i) of Regulation S). The Shares were not offered to the Purchaser in the United States and at the time of execution of this Agreement and the time of any offer to the Purchaser to purchase the Shares hereunder, the Purchaser was physically outside of the United States.

3.6	Economic Risk

The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, purchase of the Shares and an investment in the Company. The Purchaser has received and has carefully read this Agreement, and has had access to current information concerning the Company filed with the SEC. The Purchaser has consulted the Purchaser's own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Shares and has not relied on the Company, its officers, directors, affiliates or professional advisors for advice as to such consequences.

3.7	Independent Investigation; No Advertisements

The Purchaser, in offering to purchase the Shares hereunder, has relied upon an independent investigation made by the Purchaser, and has, prior to the date hereof, been given access to and the opportunity to obtain information from the Company. In making a decision to purchase the Shares, the Purchaser is not relying on any oral or written representations or assurances from the Company or any other person other than as set forth in this Agreement. The Purchaser is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

3.9	Investment for Own Account

Except as otherwise indicated herein, the Purchaser is the sole party in interest as to the Purchaser’s investment in the Company, and is acquiring the Shares for the Purchasers own account and has no present agreement, understanding or arrangement to sell, assign, transfer or otherwise dispose of all or any part of the Shares to any other person. The Purchaser has not engaged in a pattern of reselling, assigning, transferring or otherwise disposing of all or any part of the securities acquired in reliance on the provisions of Regulation S on the 41st day after the acquisition date of such securities.

3.9	Holding Period

The Purchaser confirms that, pursuant to Section 4.3 hereof, the Purchaser is agreeing not to sell or otherwise dispose of any of the Shares, directly or indirectly, prior to the expiration of a period of one year after the Closing Date (the “Holding Period”), and that such Holding Period and commitment by the Purchaser a material inducement for the Company to accept the Purchaser’s subscription.

3.10	No Government Recommendation or Approval

The Purchaser understands that no United States federal or state agency or similar agency of any other country, has reviewed, approved, passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Shares.

3.11	No Registration

The Purchaser understands that the Shares have not been registered under the Act and are being offered and sold pursuant to Regulation S based in part upon the representations of the Purchaser contained herein.

3.12	No Sale in Violation of the Securities Law

The Purchaser covenants that Purchaser will not knowingly make any sale, transfer or other disposition of the Shares in violation of the Act, the Exchange Act, Regulation S or any other rules and regulations of the SEC promulgated under any of the foregoing.

3.13	No Legal Advice from Company

The Purchaser acknowledges that Purchaser has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Purchaser’s own legal counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to the investment or the transactions contemplated by this Agreement.

4.	COMPLIANCE WITH SECURITIES LAW

4.1	Resales Subject to U.S. Securities Laws

The Purchaser acknowledges that the Shares have not been registered under the Act, and agrees that any resale of the Shares may only take piece only in accordance with the provisions of Regulation S under the Act, pursuant to registration under the Act, or pursuant to an available exemption from such registration.

4.2	Legends

Certificates for the Shares and the Warrants shall bear in substance the following legend, as determined by the Company’s counsel:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD OR OFFERED FOR SALE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (i) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (ii) OTHERWISE UNTIL AT LEAST ONE YEAR AFTER ________________, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S UNDER THE ACT. TERMS USED IN THIS LEGEND HAVE THE MEANING GIVEN TO THEM BY REGULATION S.”

4.3	Holding Period

The Purchaser shall not, directly or indirectly, offer, sell, agree to sell, pledge or otherwise transferor dispose of any of the Shares during the Holding Period.

4.4	Further Restrictions on Transfer

The Purchaser shall not attempt to register, and the Company will not register, any transfer of the Shares, not made in accordance with the provisions of Regulation S or other applicable registration or exemption under the Act and shall not treat as the owner of such securities, or otherwise accord voting or dividend rights to, any transferee to whom such securities have been transferred in contravention of this Agreement.

4.5	Stop Transfer Instructions

Stop transfer instructions have been or will be provided to the Company’s transfer agent to be placed on such transfer agent’s books, records or other documents evidencing the Shares so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof and the provisions of Regulation S promulgated under the Act.

5.	CONDITIONS OF PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of the Purchaser under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following renditions:

5.1	Representations and Warranties

The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

5.2	Performance

The Company shall have, in all material respects, performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3	Qualifications

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6.	CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

6.1	Representations and Warranties

The representations and warranties of the Purchaser contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

6.2	Payment of Purchase Price

The Purchaser shall have delivered the Purchase Price and documents specified in Section I to the Company.

6.3	Qualifications

All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.	INDEMNIFICATION

7.1	Indemnification of the Company

The Purchaser hereby agrees to indemnify the Company and its directors, officers, employees, agents, representatives and controlling persons (within the meaning of that term in Section 15 of the Act) for, and to hold each of them harmless against, all claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorney’s fees and expenses) arising out of or in connection with any breach, or any alleged breach, of any representation or warranty of the Purchaser or any covenant or agreement of the Purchaser set forth herein; provided, however, that the Purchaser will not be liable in any such case for claims, liabilities, damages, costs or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company.

7.2	Indemnification of the Purchaser

The Company hereby agrees to indemnify the Purchaser and any officers, directors or controlling persons of Purchaser (within the meaning of that term in Section 15 of the Act) for, and to hold each of them harmless against, all claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorneys' fees and expenses) arising out of or in connection with any breach, or any alleged breach, of any representation or warranty of the Company or any covenant or agreement of the Company set forth herein; provided, however, that the Company will not be liable in any such case for claims, liabilities, damages, costs or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Purchaser.

8.	MISCELLANEOUS

8.1	Survival of Representations and Warranties

The representations and warranties of each Party herein shall survive the Closing, notwithstanding any investigation or inquiry made by the other party.

8.2	Notices

Any notice hereunder to or upon either party hereto shall be deemed to have been duly given for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first class mail, to such party at the following address:

To Purchaser:	at its address set forth on the signature page hereof

To the Company at:

Navitrak International Corporation

114 W. Magnolia Street

Bellingham, WA 98225

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section.

8.3	Amendment

Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

8.4	Waiver

No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

8.5	Governing Law

This agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of Nevada without regard to principles of choice of law or conflict of laws.

8.6	Disputes and Jurisdiction

Disputes arising under this Agreement shall be resolved in a federal or state court of general jurisdiction sitting in or near the County in which the principal office of the Company is located. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of such court.

8.7	Remedies

In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

8.8	Severability

The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the party of the parties hereto, amended and limited to the extent necessary to reader the same valid and enforceable.

8.9	Counter Parts

This Agreement may be executed in counterparts, each of which shall be deemed an original and which together all constitute one and the same agreement.

8.10	Further Assurances

Each party hereto covenants and agrees promptly to execute, delivery, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

8.11	Assignment, Etc.

This Agreement may not be assigned without the prior written consent of the parties, and any purported assignment without such consent shall be void and without effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

8.12	Entire Agreement

This Agreement contains the entire understanding of the parties with respect to its subject matter and supersedes and replaces all prior agreements of the parties, written or oral, concerning the purchase of the Shares.

IN WITNESS WHEREOF, the Company and the Purchaser have duly executed this Agreement as of the date set forth in the Preamble hereto,

NAVITRAK INTERNATIONAL CORPORATION

By:

President and Chief Executive Officer

________________________	__ .
Name of Purchaser	Number of Shares Purchased

.
Signature	Total Purchase Price

_________	_______________________
Name of Signer: Please Print	Telephone

Title/Representative Capacity	Facsimile

(If Applicable)

_______________________	FUNDS FOR SUBSCRIPTION SHOULD
Address	BE SENT BY WIRE TRANSFER TO,

________________________	Bank Northwest
City, State or Province, Country	100 Grand Avenue
or Offshore Postal Code	Bellingham, WA 98225
Tel: 360-734-0544
ABA No.125 108 353

Account No.: 1080014242

Account Name: Navitrak International Corporation

________________________             DELIVERY INSTRUCTIONS:

Exact Name In Which You Want The	Please type or print address where
Securities To Be Registered	your security is to be delivered:

________________________

Attention

________________________

Street Address

________________________

City, State, Country, Zip Code